Exhibit 10.1

AMENDMENT AGREEMENT

This Amendment Agreement (this “Agreement”) is entered into as of February 8, 2021 (“Effective Date”), by and between STREETERVILLE CAPITAL, LLC, a Utah limited liability company (“Lender”), and ORBITAL ENERGY GROUP, INC., a Colorado corporation (“Borrower”). Any capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Original Note (as defined below).

A.     Borrower previously issued to Lender a Convertible Promissory Note dated November 12, 2020 in the original principal amount of $2,215,000.00 (the “Original Note”).

B.     The Original Note was issued pursuant to a Securities Purchase Agreement dated November 12, 2020 between Lender and Borrower (the “Purchase Agreement”, and together with the Original Note, and all other documents entered into in conjunction therewith, the “Transaction Documents”).

C.     Lender and Borrower have agreed, subject to the terms, amendments, conditions and understandings expressed in this Agreement, to amend and restate the Original Note in the manner set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.     Recitals. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Agreement are true and accurate and are hereby incorporated into and made a part of this Agreement.

2.     Amendment and Restatement of the Original Note. Lender and Borrower hereby agree that the Original Note shall be amended and restated in its entirety in accordance with the Amended and Restated Promissory Note attached hereto as Exhibit A (the “Restated Note”). Borrower further agrees to execute and issue to Lender the Restated Note together with its execution of this Agreement and Lender hereby agrees to accept such Restated Note in place of the Original Note.

3.     Ratification of Original Note. The Original Note is and remains in full force and effect in accordance with its terms and is hereby ratified and confirmed in all respects; provided that such obligations shall be represented by the Restated Note following Borrower’s execution thereof. Borrower acknowledges that it is unconditionally obligated to pay the remaining balance of the Original Note (to be evidenced by the Restated Note following its execution) and represents that such obligation is not subject to any defenses, rights of offset or counterclaims. No forbearance or waiver may be implied by this Agreement. Except as expressly set forth herein, the execution, delivery, and performance of this Agreement shall not operate as a waiver of, or as an amendment to, any right, power, or remedy of Lender under the Original Note (or the Restated Note), as in effect prior to the date hereof.

4.     Representations and Warranties. In order to induce Lender to enter into this Agreement, Borrower, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows:

(a)     Borrower has full power and authority to enter into this Agreement and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action. No consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Agreement or the performance of any of the obligations of Borrower hereunder.

(b)     There is no fact known to Borrower or which should be known to Borrower which Borrower has not disclosed to Lender on or prior to the date of this Agreement which would or could materially and adversely affect the understanding of Lender expressed in this Agreement or any representation, warranty, or recital contained in this Agreement.

(c)     Except as expressly set forth in this Agreement, Borrower acknowledges and agrees that neither the execution and delivery of this Agreement nor any of the terms, provisions, covenants, or agreements contained in this Agreement shall in any manner release, impair, lessen, modify, waive, or otherwise affect the liability and obligations of Borrower under the terms of the Transaction Documents.

(d)     Borrower has no defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against Lender, directly or indirectly, arising out of, based upon, or in any manner connected with, the transactions contemplated hereby or the issuance of the Original Note, whether known or unknown, which occurred, existed, was taken, permitted, or begun prior to the execution of this Agreement and occurred, existed, was taken, permitted or begun in accordance with, pursuant to, or by virtue of any of the terms or conditions of the Transaction Documents. To the extent any such defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action exist or existed, such defenses, rights, claims, counterclaims, actions and causes of action are hereby waived, discharged and released. Borrower hereby acknowledges and agrees that the execution of this Agreement by Lender shall not constitute an acknowledgment of or admission by Lender of the existence of any claims or of liability for any matter or precedent upon which any claim or liability may be asserted.

(e)     Borrower represents and warrants that as of the date hereof no Events of Default or other material breaches exist under the Transaction Documents or have occurred prior to the date hereof.

5.     Certain Acknowledgments. Each of the parties acknowledges and agrees that no property or cash consideration of any kind whatsoever has been or shall be given by Lender to Borrower in connection with the amendments to the Original Note granted herein.

6.     Arbitration. Each party agrees that any dispute arising out of or relating to this Agreement shall be subject to the Arbitration Provisions (as defined in the Purchase Agreement).

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7.     Governing Law; Venue. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Utah without regard to the principles of conflict of laws. Each party agrees that the proper venue for any dispute arising out of or relating to this Agreement shall be determined in accordance with the applicable provisions of the Purchase Agreement. BORROWER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

8.     Other Terms Unchanged. The Original Note (and following its issuance, the Restated Note), remains and continues in full force and effect, constitutes legal, valid, and binding obligations of each of the parties, and is in all respects agreed to, ratified, and confirmed. Any reference to the Original Note after the date of this Agreement is deemed to be a reference to the Restated Note. If there is a conflict between the terms of this Agreement and the Restated Note, the terms of this Agreement shall control. No forbearance or waiver may be implied by this Agreement. Except as expressly set forth herein, the execution, delivery, and performance of this Agreement shall not operate as a waiver of, or as an amendment to, any right, power, or remedy of Lender under any Transaction Document, as in effect prior to the date hereof.

9.      Attorneys’ Fees. In the event of any arbitration or action at law or in equity to enforce or interpret the terms of this Agreement, the parties agree that the party who is awarded the most money shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys’ fees and expenses paid by such prevailing party in connection with the arbitration, litigation and/or dispute without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair an arbitrator’s or a court’s power to award fees and expenses for frivolous or bad faith pleading.

10.     Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission or other electronic transmission (including email) shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile transmission or other electronic transmission (including email) shall be deemed to be their original signatures for all purposes.

11.     Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

12.     Severability. If any part of this Agreement is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Agreement shall remain in full force and effect.

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13.     Entire Agreement. This Agreement, together with the Restated Note and the other Transaction Documents, and all other documents referred to herein, supersedes all other prior oral or written agreements between Borrower, Lender, its affiliates and persons acting on its behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Lender nor Borrower makes any representation, warranty, covenant or undertaking with respect to such matters.

14.     No Reliance. Borrower acknowledges and agrees that neither Lender nor any of its officers, directors, members, managers, representatives or agents has made any representations or warranties to Borrower or any of its agents, representatives, officers, directors, or employees except as expressly set forth in this Agreement and the Transaction Documents and, in making its decision to enter into the transactions contemplated by this Agreement and the Transaction Documents, Borrower is not relying on any representation, warranty, covenant or promise of Lender or its officers, directors, members, managers, agents or representatives other than as set forth in this Agreement and in the Transaction Documents.

15.     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Lender hereunder may be assigned by Lender to a third party, including its financing sources, in whole or in part. Borrower may not assign this Agreement or any of its obligations herein without the prior written consent of Lender.

16.     Conflict Between Documents. This Agreement shall not be effective or binding unless and until it is fully executed and delivered by Lender and Borrower. If there is any conflict between the terms of this Agreement, on the one hand, and the Restated Note or any other Transaction Document, on the other hand, the terms of this Agreement shall prevail.

17.     Notices. Unless otherwise specifically provided for herein, all notices, demands or requests required or permitted under this Agreement to be given to Borrower or Lender shall be given as set forth in the “Notices” section of the Purchase Agreement.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

BORROWER:

ORBITAL ENERGY GROUP, INC.

By: _ /s/ William Clough

Name: WILLIAM CLOUGH

Title: Executive Chairman

Date: February 12, 2021

LENDER:

STREETERVILLE CAPITAL, LLC

By:     /s/ John M. Fife

John M. Fife, President

[Signature Page to Amendment Agreement]

EXHIBIT A

RESTATED NOTE

NO ADDITIONAL CASH OR PROPERTY CONSIDERATION OF ANY KIND WAS DELIVERED BY LENDER (AS DEFINED BELOW) TO BORROWER (AS DEFINED BELOW) IN CONSIDERATION OF THE ISSUANCE OF THIS NOTE (AS DEFINED BELOW). THE PARTIES INTEND THAT THE HOLDING PERIOD FOR PURPOSES OF RULE 144 PROMULGATED PURSUANT TO THE SECURITES ACT (AS DEFINED BELOW) SHALL TACK BACK TO THE PURCHASE PRICE DATE (AS DEFINED BELOW).

AMENDED AND RESTATED PROMISSORY NOTE

Effective Date: November 12, 2020	U.S. $2,215,000.00

FOR VALUE RECEIVED, ORBITAL ENERGY GROUP, INC., a Colorado corporation (“Borrower”), promises to pay to STREETERVILLE CAPITAL, LLC, a Utah limited liability company, or its successors or assigns (“Lender”), $2,215,000.00 and any interest, fees, charges, and late fees accrued hereunder on the date that is eighteen (18) months after the Purchase Price Date (the “Maturity Date”) in accordance with the terms set forth herein and to pay interest on the Outstanding Balance at the rate of ten percent (10%) per annum from the Purchase Price Date (as defined below) until the same is paid in full. All interest calculations hereunder shall be computed on the basis of a 360-day year comprised of twelve

(12)     thirty (30) day months, shall compound daily and shall be payable in accordance with the terms of this Note. This Promissory Note (this “Note”) is issued and made effective as of November 12, 2020 (the “Effective Date”). This Note is issued pursuant to that certain Securities Purchase Agreement dated November 12, 2020, as the same may be amended from time to time, by and between Borrower and Lender (the “Purchase Agreement”). Certain capitalized terms used herein are defined in Attachment 1 attached hereto and incorporated herein by this reference.

This Note amends, restates, replaces and supersedes, in its entirety, that certain Convertible Promissory Note in the original principal amount of $2,215,000.00 (the “Original Note”) that was previously issued to Lender by Borrower on the Effective Date pursuant to the Purchase Agreement. This Note is issued on February 8, 2021 (the “Restatement Date”) pursuant to a certain Amendment Agreement between Borrower and Lender of the same date in replacement of and substitution for, and not as a novation or satisfaction of the Original Note. This Note carries an OID of $200,000.00. In addition, Borrower agrees to pay $15,000.00 to Lender to cover Lender’s legal fees, accounting costs, due diligence, monitoring and other transaction costs incurred in connection with the purchase and sale of this Note (the “Transaction Expense Amount”), all of which amount is included in the initial principal balance of this Note. The purchase price for this Note shall be $2,000,000.00 (the “Purchase Price”), computed as follows:

$2,215,000.00 original principal balance, less the OID, less the Transaction Expense Amount. The Purchase Price was paid on November 13, 2020 (the “Purchase Price Date”).

1.	Payment; Prepayment.

1.1.     Payment. All payments owing hereunder shall be in lawful money of the United States of America and delivered to Lender at the address or bank account furnished by Lender to Borrower for that purpose. All payments shall be applied first to (a) Lender’s reasonable costs of collection, if any, then to (b) fees and charges hereunder, if any, then to (c) accrued and unpaid interest hereunder, and thereafter, to (d) principal hereunder.

1.2.     Prepayment. Borrower may pay all or any portion of the Outstanding Balance earlier than it is due; provided that in the event Borrower elects to prepay all or any portion of the Outstanding Balance, it shall pay to Lender 115% of the portion of the Outstanding Balance Borrower elects to prepay. Early payments of less than all principal, fees and interest outstanding will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s remaining obligations hereunder.

2.	Security. This Note is unsecured.

3.     Redemption. Beginning on the date that is six (6) months after the Purchase Price Date, Lender shall have the right, exercisable at any time in its sole and absolute discretion, to redeem any amount of this Note up to $250,000.00 (such amount, the “Redemption Amount”) per calendar month by providing written notice to Borrower (each, a “Redemption Notice”). For the avoidance of doubt, Lender may submit to Borrower one (1) or more Redemption Notices in any given calendar month so long as the aggregate amount being redeemed in such month does not exceed $250,000.00. Upon receipt of any Redemption Notice, Borrower shall pay the applicable Redemption Amount in cash to Lender within three (3) Trading Day of Borrower’s receipt of such Redemption Notice.

4.	Trigger Events; Defaults; Remedies.

4.1.     Trigger Events. The following are trigger events under this Note (each, a “Trigger Event”): (a) Borrower fails to pay any principal, interest, fees, charges, or any other amount when due and payable hereunder; (b) a receiver, trustee or other similar official shall be appointed over Borrower or a material part of its assets and such appointment shall remain uncontested for twenty (20) days or shall not be dismissed or discharged within sixty (60) days; (c) Borrower becomes insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; (d) Borrower makes a general assignment for the benefit of creditors; (e) Borrower files a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); (f) an involuntary bankruptcy proceeding is commenced or filed against Borrower; (g) Borrower or any pledgor, trustor, or guarantor of this Note defaults or otherwise fails to observe or perform any covenant, obligation, condition or agreement of Borrower or such pledgor, trustor, or guarantor contained herein or in any other Transaction Document (as defined in the Purchase Agreement), other than those specifically set forth in this Section 4.1 and Section 4 of the Purchase Agreement; (h) any representation, warranty or other statement made or furnished by or on behalf of Borrower or any pledgor, trustor, or guarantor of this Note to Lender herein, in any Transaction Document, or otherwise in connection with the issuance of this Note is false, incorrect, incomplete or misleading in any material respect when made or furnished; (i) the occurrence of a Fundamental Transaction without Lender’s prior written consent; (j) Borrower effectuates a reverse split of its Common Stock without twenty (20) Trading Days prior written notice to Lender; (k) any money judgment, writ or similar process is entered or filed against Borrower or any subsidiary of Borrower or any of its property or other assets for more than $500,000.00, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) calendar days unless otherwise consented to by Lender; (l) Borrower fails to observe or perform any covenant set forth in Section 4 of the Purchase Agreement; or (m) Borrower, any affiliate of Borrower, or any pledgor, trustor, or guarantor of this Note breaches any covenant or other term or condition contained in any Other Agreements.

4.2.     Trigger Event Remedies. At any time following the occurrence of any Trigger Event, Lender may, at its option, increase the Outstanding Balance by applying the Trigger Effect (subject to the limitation set forth below).

4.3.     Defaults. At any time following the occurrence of a Trigger Event, Lender may, at its option, send written notice to Borrower demanding that Borrower cure the Trigger Event within five (5) Trading Days. If Borrower fails to cure the Trigger Event within the required five (5) Trading Day cure period, the Trigger Event will automatically become an event of default hereunder (each, an “Event of Default”).

4.4.     Default Remedies. At any time and from time to time following the occurrence of any Event of Default, Lender may accelerate this Note by written notice to Borrower, with the Outstanding Balance becoming immediately due and payable in cash at the Mandatory Default Amount.

Notwithstanding the foregoing, upon the occurrence of any Trigger Event described in clauses (b), (c), (d), (e) or (f) of Section 4.1, an Event of Default will be deemed to have occurred and the Outstanding Balance as of the date of the occurrence of such Trigger Event shall become immediately and automatically due and payable in cash at the Mandatory Default Amount, without any written notice required by Lender for the Trigger Event to become an Event of Default. At any time following the occurrence of any Event of Default, upon written notice given by Lender to Borrower, interest shall accrue on the Outstanding Balance beginning on the date the applicable Event of Default occurred at an interest rate equal to the lesser of twenty-two percent (22%) per annum or the maximum rate permitted under applicable law (“Default Interest”). In connection with acceleration described herein, Lender need not provide, and Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and Lender may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Lender at any time prior to payment hereunder and Lender shall have all rights as a holder of the Note until such time, if any, as Lender receives full payment pursuant to this Section 4.4. No such rescission or annulment shall affect any subsequent Trigger Event or Event of Default or impair any right consequent thereon.

5.     Unconditional Obligation; No Offset. Borrower acknowledges that this Note is an unconditional, valid, binding and enforceable obligation of Borrower not subject to offset, deduction or counterclaim of any kind. Borrower hereby waives any rights of offset it now has or may have hereafter against Lender, its successors and assigns, and agrees to make the payments called for herein in accordance with the terms of this Note.

6.     Waiver. No waiver of any provision of this Note shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

7.     Governing Law; Venue. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Utah. The provisions set forth in the Purchase Agreement to determine the proper venue for any disputes are incorporated herein by this reference.

8.     Arbitration of Disputes. By its issuance or acceptance of this Note, each party agrees to be bound by the Arbitration Provisions (as defined in the Purchase Agreement) set forth as an exhibit to the Purchase Agreement.

9.     Cancellation. After repayment of the entire Outstanding Balance, this Note shall be deemed paid in full, shall automatically be deemed canceled, and shall not be reissued.

10.     Amendments. The prior written consent of both parties hereto shall be required for any change or amendment to this Note.

11.     Assignments. Borrower may not assign this Note without the prior written consent of Lender. This Note may be offered, sold, assigned or transferred by Lender to any of its affiliates without the consent of Borrower, so long as such transfer is in accordance with applicable federal and state securities laws.

12.     Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the subsection of the Purchase Agreement titled “Notices.”

13.     Liquidated Damages. Lender and Borrower agree that in the event Borrower fails to comply with any of the terms or provisions of this Note, Lender’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates, future share prices, future trading volumes and other relevant factors. Accordingly, Lender and Borrower agree that any fees, balance adjustments, Default Interest or other charges assessed under this Note are not penalties but instead are intended by the parties to be, and shall be deemed, liquidated damages.

14.     Severability. If any part of this Note is construed to be in violation of any law, such part shall be modified to achieve the objective of Borrower and Lender to the fullest extent permitted by law and the balance of this Note shall remain in full force and effect.

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IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed as of the Restatement Date.

BORROWER:

ORBITAL ENERGY GROUP, INC.

By: /s/ William Clough

Name: WILLIAM CLOUGH

Title:   Executive Chairman

Date:   February 12, 2021

ACKNOWLEDGED, ACCEPTED AND AGREED:

LENDER:

STREETERVILLE CAPITAL, LLC

By:      /s/ John M. Fife

John M. Fife, President

[Signature Page to Promissory Note]

ATTACHMENT 1 DEFINITIONS

For purposes of this Note, the following terms shall have the following meanings:

A1. “Fundamental Transaction” means that (a) (i) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, consolidate or merge with or into (whether or not Borrower or any of its subsidiaries is the surviving corporation) any other person or entity, or (ii) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other person or entity, or (iii) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, allow any other person or entity to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of voting stock of Borrower (not including any shares of voting stock of Borrower held by the person or persons making or party to, or associated or affiliated with the persons or entities making or party to, such purchase, tender or exchange offer), or (iv) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other person or entity whereby such other person or entity acquires more than 50% of the outstanding shares of voting stock of Borrower (not including any shares of voting stock of Borrower held by the other persons or entities making or party to, or associated or affiliated with the other persons or entities making or party to, such stock or share purchase agreement or other business combination), or (v) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, reorganize, recapitalize or reclassify the Common Stock, other than an increase in the number of authorized shares of Borrower’s Common Stock, or reverse splits of its outstanding and authorized shares of Common Stock to meet Nasdaq listing requirements or (b) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding voting stock of Borrower.

A2.     “Major Trigger Event” means any Trigger Event occurring under Sections 4.1(a) or 4.1(l).

A3.     “Mandatory Default Amount” means the Outstanding Balance following the application of the Trigger Effect.

A4.     “Minor Trigger Event” means any Trigger Event that is not a Major Trigger Event. A5.     “OID” means an original issue discount.

A6.     “Other Agreements” means, collectively, (a) all existing and future agreements and instruments between, among or by Borrower (or an affiliate), on the one hand, and Lender (or an affiliate), on the other hand, and

(b) any financing agreement or a material agreement that affects Borrower’s ongoing business operations.

A7. “Outstanding Balance” means as of any date of determination, the Purchase Price, as reduced or increased, as the case may be, pursuant to the terms hereof for payment, offset, or otherwise, plus the OID, the Transaction Expense Amount, accrued but unpaid interest, collection and enforcements costs (including attorneys’ fees) incurred by Lender, transfer, stamp, issuance and similar taxes and fees incurred under this Note.

A8. “Trigger Effect” means multiplying the Outstanding Balance as of the date the applicable Trigger Event occurred by (a) fifteen percent (15%) for each occurrence of any Major Trigger Event, or (b) five percent (5%) for each occurrence of any Minor Trigger Event, and then adding the resulting product to the Outstanding Balance as of the date the applicable Trigger Event occurred, with the sum of the foregoing then becoming the Outstanding Balance under this Note as of the date the applicable Trigger Event occurred; provided that the Trigger Effect may only be applied three (3) times hereunder with respect to Major Trigger Events and three (3) times hereunder with respect to Minor Trigger Events.

A9.     “Trading Day” means any day on which Nasdaq (or such other principal market for the Common Stock) is open for trading.

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